Exhibit 10.10

Modern Media Acquisition Corp. 1180 Peachtree Street, N.E., Suite 2400 Atlanta, Georgia 30309	May [ ], 2017

Re:	Agreement among Sponsors

Gentlemen:

This letter (this “Letter Agreement”) is being executed and delivered in connection with the proposed underwritten initial public offering (the “Public Offering”) by Modern Media Acquisition Corp., a Delaware corporation (the “Company”) of units (the “Units”). The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the NASDAQ Capital Market.

The Company hereby agrees with Modern Media, LLC (“Modern Media”) and MIHI LLC (“MIHI”) as follows:

1.     The Company shall not consummate its initial Business Combination without the consent of each of Modern Media and MIHI. Neither Modern Media nor MIHI shall unreasonably withhold such consent, giving consideration to issues including but not limited to the potential regulatory, reputational or compliance impact to such party.

2.     As used herein, “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.

3.     This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate to the subject matter hereof. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4.     This Letter Agreement shall be binding on the parties hereto and each of their permitted successors and assigns.

5.     This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.     Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature Page follows]

MIHI LLC

By:
Name:
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By:
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MODERN MEDIA, LLC

By:
Name:
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Acknowledged and Agreed:

MODERN MEDIA ACQUISITION CORP.

By:
Name:
Title: